EXHIBIT 4.2



                                                               EXECUTION VERSION

                          PLEDGE AND SECURITY AGREEMENT

         This PLEDGE AND SECURITY AGREEMENT (this "Pledge Agreement") is entered into as of March 29, 2006, by and among EACH OF THE UNDERSIGNED, whether as an original signatory hereto or as an Additional Grantor (as defined below) (the "Grantors") and JPMORGAN CHASE BANK, N.A., a national banking association ("Agent"), as administrative agent for the Secured Parties (as defined below).


                              PRELIMINARY STATEMENT

         WHEREAS, Gasco Energy, Inc., as Borrower ("Borrower"), certain subsidiaries of Borrower, as Guarantors, the Lenders party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent for the Lenders ("Agent") are parties to that certain Credit Agreement dated as of March 29, 2006 (as amended or modified and in effect from time to time, the "Credit Agreement"), pursuant to which the Lenders have agreed to make a revolving credit facility available to Borrower;

         WHEREAS, in order to secure the obligations under the Credit Agreement, each Grantor has agreed, among other things, to grant liens on and security interests in the Collateral (as defined below) to Agent for the benefit of the Secured Parties, and, in furtherance of the foregoing, has agreed to execute and deliver this Pledge Agreement to Agent.

         ACCORDINGLY, each Grantor and Agent, on behalf of the Secured Parties, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1. Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

         1.2. Terms Defined in Texas Uniform Commercial Code. Terms defined in the Texas UCC which are not otherwise defined in this Pledge Agreement are used herein as defined in the Texas UCC.

         1.3. Definitions of Certain Terms Used Herein. As used in this Pledge Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

         "Additional Grantors" shall have the meaning set forth in Section 4.6.

         "Article" means a numbered article of this Pledge Agreement, unless another document is specifically referenced.

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         "Collateral" means all of the Pledged Securities, Intercompany Debt and
General Intangibles in which each Grantor now has or hereafter acquires any right or interest, and the proceeds (including Stock Rights), insurance proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto.

         "Control" shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the Texas UCC.

         "Default" means an event described in Section 5.1.

         "Exhibit" refers to a specific exhibit to this Pledge Agreement, unless another document is specifically referenced.

         "General Intangibles" means general intangibles as defined in Article 9 of the Texas UCC including Intercompany Debt (to the extent it constitutes a general intangible), partnership interests and ownership interests in any limited liability company.

         "Intercompany Debt" means Indebtedness owed by any Grantor to any other Grantor.

         "Investment Property" shall have the meaning set forth in Article 9 of the Texas UCC.

         "Payment Intangibles" shall have the meaning set forth in Article 9 of the Texas UCC.

         "Pledged Securities" means all Investment Property and Securities described on Schedule 1 attached hereto and all Investment Property and Securities described in any Pledge Amendment hereafter executed and delivered by any Grantor pursuant to Section 4.5 of this Pledge Agreement.

         "Section" means a numbered section of this Pledge Agreement, unless another document is specifically referenced.

         "Secured Parties" means Agent, the Lenders and the Lender Counterparties and shall include Lenders and Lender Counterparties to the extent that any Obligations owing to such Persons were incurred while such Persons were Lenders or Lender Counterparties.

         "Security" has the meaning set forth in Article 8 of the Texas UCC.

         "Stock Rights" means any securities, dividends or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral and any securities, any right to receive securities and any right to receive earnings, in which any Grantor now has or hereafter acquires any right, issued by an issuer of such securities.

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         "Texas UCC" means the Uniform Commercial Code as in effect in the State of Texas, as the same may be amended, modified or supplemented.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                                   ARTICLE II

                           GRANT OF SECURITY INTEREST

         Each Grantor hereby pledges, assigns and grants to Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of such Grantor's right, title and interest in and to the Collateral to secure the prompt and complete payment and performance of the Obligations.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Each Grantor represents and warrants to Agent and the Secured Parties that:

         3.1. Title, Authorization, Validity and Enforceability. Such Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens, and has full power and authority to grant to Agent the security interest in such Collateral pursuant hereto. The execution and delivery by such Grantor of this Pledge Agreement has been duly authorized by proper corporate, partnership or limited liability proceedings, and this Pledge Agreement constitutes a legal, valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in all now owned and hereafter acquired Collateral.

         3.2. Conflicting Laws and Contracts. Neither the execution and delivery by such Grantor of this Pledge Agreement, nor compliance with the terms and provisions hereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Grantor, (ii) the Organizational Documents of such Grantor, or (iii) the provisions of any indenture, instrument or agreement to which such Grantor is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the property of such Grantor pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been made or obtained by such Grantor, is required to be obtained by such Grantor in connection with the execution and delivery of this Pledge Agreement or the legality, validity, binding effect or enforceability of this Pledge Agreement.

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         3.3. Type and Jurisdiction of Organization. Such Grantor is a
corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction wherein failure to have such authorization may result in a Material Adverse Effect. Such Grantor is not now nor has it ever been incorporated or organized as any other type of entity or under the laws of any other jurisdiction.

         3.4. Principal Location. Such Grantor's mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), is disclosed in Exhibit "A". During the preceding five-year period, such Grantor has no other places of business except those set forth in Exhibit "A".

         3.5. No Other Names. During the preceding five-year period, such Grantor has not conducted business under any name except those set forth in Exhibit "B". Each Grantor's name, as first set forth above, is the exact name as it appears in such Grantor's Organizational Documents, as amended, as filed with such Grantor's jurisdiction of organization.

         3.6. No Default. No Default exists.

         3.7. No Financing Statements. No financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed in any jurisdiction except for the financing statements naming Agent on behalf of the Secured Parties as the secured party.

         3.8. Federal Employer Identification Number. Such Grantor's Federal employer identification number are set forth on Exhibit "C".

         3.9. State Organization Number. Such Grantor's state organization number is set forth on Exhibit "D".

         3.10. Pledged Securities and Other Investment Property. Schedule I sets forth a complete and accurate list of the Securities and other Investment Property delivered to Agent, for the benefit of the Secured Parties. Such Grantor is the direct and beneficial owner of each Security and other type of Investment Property listed on Schedule I, free and clear of any Liens, except for the security interest granted to Agent for the benefit of the Secured Parties hereunder. Each Grantor further represents and warrants that (i) all such Securities or other types of Investment Property which are shares of stock in a corporation or ownership interests in a partnership or limited liability company have been (to the extent such concepts are relevant with respect to such Security or other type of Investment Property) duly and validly issued, are fully paid and non-assessable and (ii) with respect to any certificates delivered to Agent representing an ownership interest in a partnership or limited liability company, either such certificates are Securities as defined in
Article 8 of the Uniform Commercial Code of the applicable jurisdiction as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed Agent so that Agent may take steps to perfect its security interest therein as a General Intangible.

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         3.11 Due Authorization of Pledged Securities. All of the Pledged
Securities have been duly authorized and validly issued and are fully paid and non-assessable. The Pledged Securities constitute all of the issued and outstanding Equity Interests of each of the direct Restricted Subsidiaries of each Grantor and there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Securities.

                                   ARTICLE IV

                                    COVENANTS

         From the date of this Pledge Agreement, and thereafter until this Pledge Agreement is terminated:

         4.1. General.

                   4.1.1. Inspection. Each Grantor will permit Agent or any Lender, by its representatives and agents (i) to inspect the Collateral, (ii) to examine and make copies of the records of such Grantor relating to the Collateral and (iii) to discuss the Collateral and the related records of such Grantor with, and to be advised as to the same by, such Grantor's officers and employees, all at such reasonable times and intervals as Agent or such Lender may determine, and all at the Grantors' expense.

                   4.1.2. Taxes. Each Grantor will pay when due all Taxes, assessments and governmental charges and levies upon the Collateral, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Grantor has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                   4.1.3. Records and Reports; Notification of Default. Each Grantor will maintain complete and accurate books and records with respect to the Collateral, and furnish Agent, with sufficient copies for each of the Secured Parties, such reports relating to the Collateral as Agent shall from time to time request. Each Grantor will give prompt notice in writing to Agent and the Secured Parties of the occurrence of any Default and of any other development, financial or otherwise, which might materially and adversely affect the Collateral.

                   4.1.4. Financing Statements and Other Actions; Defense of Title. Each Grantor hereby authorizes Agent to file, and if requested will execute and deliver to Agent, all financing statements and other documents and take such other actions as may from time to time be requested by Agent in order to maintain a first perfected security interest in and, if applicable, Control of, the Collateral. Each Grantor will take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of Agent in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

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                   4.1.5. Disposition of Collateral. Except as otherwise
         permitted under the Credit Agreement, none of the Grantors will sell, lease or otherwise dispose of the Collateral.

                   4.1.6. Liens. None of the Grantors will create, incur, or suffer to exist any Lien on the Collateral except the security interest created by this Pledge Agreement and the Liens expressly permitted by
         Section 7.02 of the Credit Agreement.

                   4.1.7. Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name. Except as otherwise permitted under the Credit Agreement, each Grantor will:

                   (a) preserve its existence as a corporation, partnership or limited liability company and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets;

                   (b)     not change its name or its state of organization; and

                   (c) not maintain its place of business (if it has only one) or its chief executive office (if it has more than one place of business) at a location other than a location specified on Exhibit "A";

         unless such Grantor shall have given Agent not less than 30 days' prior written notice of such event or occurrence and Agent shall have either
         (x) determined that such event or occurrence will not adversely affect the validity, perfection or priority of Agent's security interest in the Collateral, or (y) taken such steps (with the cooperation of such Grantor to the extent necessary or advisable) as are necessary or advisable to properly maintain the validity, perfection and priority of Agent's security interest in the Collateral.

                   4.1.8. Other Financing Statements. None of the Grantors will authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral, except as permitted by
         Section 4.1.4.

         4.2. Securities and Documents. Each Grantor will (i) deliver to Agent immediately upon execution of this Pledge Agreement the originals of all Securities constituting Collateral (if any then exist) accompanied by appropriate stock powers executed in blank, (ii) hold in trust for Agent upon receipt and immediately thereafter deliver to Agent any Securities constituting Collateral, and (iii) upon Agent's request, after the occurrence and during the continuance of a Default, deliver to Agent (and thereafter hold in trust for Agent upon receipt and immediately deliver to Agent) (x) any Document evidencing or constituting Collateral, (y) any dividends or distributions declared or paid, in cash or property, upon any of the Pledged Securities or any of the partnership interests or ownership interests in any limited liability company, and (z) any payments received, in cash or property, with respect to any Intercompany Debt.

         4.3. Uncertificated Securities and Certain Other Investment Property. Each Grantor will permit Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Investment Property not represented by certificates which are Pledged Securities to mark their books and records with the numbers and face amounts of all such uncertificated


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securities or other types of Investment Property not represented by certificates and all rollovers and replacements therefor to reflect the Lien of Agent granted pursuant to this Pledge Agreement. Each Grantor will take any actions necessary to cause (i) the issuers of uncertificated securities which are Collateral and which are Securities and (ii) any financial intermediary which is the holder of any Investment Property, to cause Agent to have and retain Control over such Securities or other Investment Property. Without limiting the foregoing, each Grantor will, with respect to Investment Property held with a financial intermediary, cause such financial intermediary to enter into a control agreement with Agent in form and substance satisfactory to Agent.

         4.4. Stock and Other Ownership Interests.

                  4.4.1. Changes in Capital Structure of Issuers. Except as otherwise permitted under the Credit Agreement, none of the Grantors will (i) permit or suffer any issuer of privately held corporate securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral to dissolve, liquidate, retire any of its capital stock or other Instruments or Securities evidencing ownership, reduce its capital or merge or consolidate with any other entity, or (ii) vote any of the Securities or other Investment Property in favor of any of the foregoing.

                  4.4.2. Issuance of Additional Securities. None of the Grantors will permit or suffer the issuer of privately held corporate securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral to issue any such securities or other ownership interests, any right to receive the same or any right to receive earnings, except to such Grantor.

                  4.4.3. Registration of Pledged Securities and other Investment Property. Each Grantor will permit any registerable Pledged Securities or any partnership interest or ownership interest in any limited liability company which become a Security to be registered in the name of Agent or its nominee at any time after the occurrence and during the continuance of a Default at the option of the Required Lenders.

                  4.4.4. Exercise of Rights in Pledged Securities and other Investment Property. Each Grantor will permit Agent or its nominee at any time after the occurrence and during the continuance of a Default, without notice, to exercise all voting and corporate rights relating to the Pledged Securities or any partnership interest or ownership interest in any limited liability company, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any corporate securities or other ownership interests or Investment Property in or of a corporation, partnership, joint venture or limited liability company constituting Collateral and the Stock Rights as if it were the absolute owner thereof.

         4.5 Additional Shares. Each Grantor further agrees that it will, upon obtaining any additional shares of stock, partnership interests, membership interests or other securities required to be pledged hereunder as provided in
Section 4.4 or as provided in the Credit Agreement, promptly (and in any event within five Business Days) deliver to Agent a Pledge Amendment, duly executed by such Grantor, in substantially the form of Schedule II annexed hereto (a "Pledge Amendment"), in respect of the additional certificates or instruments to be pledged pursuant to this Pledge Agreement. Each Grantor hereby authorizes Agent


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to attach each Pledge Amendment to this Pledge Agreement and agrees that all certificates or instruments listed on any Pledge Amendment delivered to Agent shall for all purposes hereunder be considered Pledged Securities; provided that the failure of such Grantor to execute a Pledge Amendment with respect to any additional certificates or instruments pledged pursuant to this Pledge Agreement shall not impair the security interest of Agent therein or otherwise adversely affect the rights and remedies of Agent hereunder with respect thereto.

         4.6 Additional Grantors. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an "Additional Grantor"), by executing a Counterpart Agreement. Upon delivery of any such Counterpart Agreement to the Agent, notice of which is hereby waived by Grantor, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Agent not to cause any Subsidiary of Borrower to become an Additional Grantor hereunder. This Pledge Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

                                    ARTICLE V

                                     DEFAULT

          5.1. The occurrence of any one or more of the following events shall constitute a Default:

                   5.1.1. Any representation or warranty made by or on behalf of any Grantor under or in connection with this Pledge Agreement shall be materially false as of the date on which made.

                   5.1.2. The breach by any Grantor of any of the terms or provisions of Article IV.

                   5.1.3. The breach by any Grantor (other than a breach which constitutes a Default under Section 5.1.1 or 5.1.2) of any of the terms or provisions of this Pledge Agreement which is not remedied within ten
         (10) days after the giving of written notice to such Grantor by Agent.

                   5.1.4. Any of the Intercompany Debt shall be transferred or otherwise disposed of to any person other than another Grantor, either voluntarily or involuntarily.

                  5.1.5 Any of the Pledged Securities shall be lost, stolen, damaged or destroyed unless such event occurs at a time when such Pledged Security is in the custody of Agent.

                   5.1.6. The occurrence of any "Default" or "Event of Default" under, and as defined in, the Credit Agreement.

                  5.1.7. Any partnership interests or ownership interests in a limited liability company which are included within the Collateral shall at any time constitute a Security or the issuer of any such interests shall take any action to have such interests treated as a Security unless (i) all certificates or other documents constituting such Security have been delivered to Agent and such Security is properly defined as such under Article 8 of the Uniform Commercial Code of the applicable jurisdiction, whether as a result of actions by the


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         issuer thereof or otherwise, or (ii) Agent has entered into a control agreement with the issuer of such Security or with a securities intermediary relating to such Security and such Security is defined as such under Article 8 of the Uniform Commercial Code of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise.

          5.2. Acceleration and Remedies. Upon the acceleration of the obligations under the Credit Agreement, the Obligations shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and Agent may exercise any or all of the following rights and remedies:

                  5.2.1. Those rights and remedies provided in this Pledge Agreement, the Credit Agreement, or any other Loan Document, provided that this Section 5.2.1 shall not be understood to limit any rights or remedies available to Agent and the Secured Parties prior to a Default.

                  5.2.2. Those rights and remedies available to a Agent under the Texas UCC (whether or not the Texas UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank's right of setoff or bankers' lien) when a debtor is in default under a Pledge Agreement.

                  5.2.3. Without notice except as specifically provided in
         Section 8.1 or elsewhere herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as Agent may deem commercially reasonable.

Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

If, after the Credit Agreement has terminated by its terms and all of the Obligations have been paid in full, there remain obligations with respect to Swap Agreements outstanding, the Agent, on behalf of the Secured Parties, may, at the direction of the Lender Counterparties, exercise the remedies provided in this Section 5.2 upon the occurrence of any event which would allow or require the termination or acceleration of any obligations pursuant to the terms of the agreement governing any Swap Agreement.

          5.3. Debtor's Obligations Upon Default. Upon the request of Agent after the occurrence of a Default, each Grantor will:

                   5.3.1. Assembly of Collateral. Assemble and make available to Agent the Collateral and all records relating thereto at any place or places specified by Agent.

                   5.3.2. Agent Access. Permit Agent, by Agent's representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

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                                   ARTICLE VI

                        WAIVERS, AMENDMENTS AND REMEDIES

         No delay or omission of Agent or any Lender to exercise any right or remedy granted under this Pledge Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Pledge Agreement whatsoever shall be valid unless in writing signed by Agent with the concurrence or at the direction of the Required Lenders and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Pledge Agreement or by law afforded shall be cumulative and all shall be available to Agent and the Secured Parties until the Obligations have been paid in full.


                                   ARTICLE VII

                                    PROCEEDS

          7.1. Application of Proceeds. The proceeds of the Collateral shall be applied by Agent to payment of the Obligations in the order and manner contemplated by the Loan Documents.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

          8.1. Notice of Disposition of Collateral; Condition of Collateral. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to a Grantor, addressed as set forth in Article IX, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. Agent shall have no obligation to prepare the Collateral for sale.

          8.2. Agent Performance of Debtor Obligations. Without having any obligation to do so, Agent may perform or pay any obligation which a Grantor has agreed to perform or pay in this Pledge Agreement and such Grantor shall reimburse Agent for any amounts paid by Agent pursuant to this Section 8.2. The Grantors' obligations to reimburse Agent pursuant to the preceding sentence shall be an Obligation payable on demand.

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          8.3. Authorization for Agent to Take Certain Action. Each Grantor
irrevocably authorizes Agent at any time and from time to time in the sole discretion of Agent and appoints Agent as its attorney in fact (i) to file financing statements, amendments and continuations necessary or desirable in Agent's sole discretion to perfect and to maintain the perfection and priority of Agent's security interest in the Collateral, (ii) to indorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Pledge Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of Agent's security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral and which are Securities or with financial intermediaries holding other Investment Property as may be necessary or advisable to give Agent Control over such Securities or other Investment Property, (v) to apply the proceeds of any Collateral received by Agent to the Obligations as provided in
Article VII and (vi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), and Grantor agrees to reimburse Agent on demand for any payment made or any expense incurred by Agent in connection therewith, provided that this authorization shall not relieve any Grantor of any of its obligations under this Pledge Agreement or under the Credit Agreement.

          8.4. Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1.5, 4.1.6, 4.2, 5.3, or 8.5 will cause irreparable injury to Agent and the Secured Parties, that Agent and Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of Agent or the Secured Parties to seek and obtain specific performance of other obligations of Grantor contained in this Pledge Agreement, that the covenants of such Grantor contained in the Sections referred to in this Section
8.4 shall be specifically enforceable against such Grantor.

          8.5. Dispositions Not Authorized. Except as otherwise permitted under the Credit Agreement, none of the Grantors is authorized to sell or otherwise dispose of the Collateral and notwithstanding any course of dealing between any Grantor and Agent or other conduct of Agent, no authorization to sell or otherwise dispose of the Collateral shall be binding upon Agent or the Secured Parties unless such authorization is in writing signed by Agent.

         8.6 Benefit of Agreement. The terms and provisions of this Pledge Agreement shall be binding upon and inure to the benefit of each Grantor, Agent and the Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Pledge Agreement), except that none of the Grantors shall have the right to assign its rights or delegate its obligations under this Pledge Agreement or any interest herein, without the prior written consent of Agent.

         8.7. Survival of Representations. All representations and warranties of each Grantor contained in this Pledge Agreement shall survive the execution and delivery of this Pledge Agreement.

         8.8. Taxes and Expenses. Any Taxes (including income taxes) payable or ruled payable by any Federal or State authority in respect of this Pledge Agreement shall be paid by Grantors, together with interest and penalties, if any. Grantors shall reimburse Agent for any and all out-of-pocket expenses and internal charges (including reasonable attorneys', auditors' and accountants' fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of Agent) paid or incurred by Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Pledge Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by Grantors.

         8.9. Headings. The title of and section headings in this Pledge Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Pledge Agreement.

         8.10. Termination. This Pledge Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Obligations have been indefeasibly paid and performed in full and no commitments of Agent or the Lenders which would give rise to any Obligations are outstanding.

         8.11. Entire Agreement. This Pledge Agreement embodies the entire agreement and understanding between Grantors and Agent relating to the Collateral and supersedes all prior agreements and understandings between Grantors and Agent relating to the Collateral.

         8.12. CHOICE OF LAW. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         8.13. INDEMNITY. EACH GRANTOR HEREBY AGREES TO INDEMNIFY AGENT AND THE SECURED PARTIES, AND THEIR RESPECTIVE SUCCESSORS, ASSIGNS, AGENTS AND EMPLOYEES, FROM AND AGAINST ANY AND ALL LIABILITIES, DAMAGES, PENALTIES, SUITS, COSTS, AND EXPENSES OF ANY KIND AND NATURE (INCLUDING, WITHOUT LIMITATION, ALL EXPENSES OF LITIGATION OR PREPARATION THEREFOR WHETHER OR NOT AGENT OR ANY LENDER IS A PARTY THERETO) IMPOSED ON, INCURRED BY OR ASSERTED AGAINST AGENT OR THE SECURED PARTIES, OR THEIR RESPECTIVE SUCCESSORS, ASSIGNS, AGENTS AND EMPLOYEES, IN ANY WAY RELATING TO OR ARISING OUT OF THIS PLEDGE AGREEMENT.

                                   ARTICLE IX

                                     NOTICES

          9.1. Sending Notices. Any notice required or permitted to be given under this Pledge Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in Section 11.01 of the Credit Agreement.

          9.2. Change in Address for Notices. Agent, Lender or any Grantor may change the address for service of notice upon it by a notice in writing to the other parties.


                            (Signature Pages Follow)

         IN WITNESS WHEREOF, Grantors and Agent have executed this Pledge Agreement as of the date first above written.

                                    GRANTORS:

                            GASCO ENERGY, INC.


                            By: /s/ W. King Grant
                                ------------------------------------------------
                                Name:    W. King Grant
                                Title:   Executive Vice President and Chief
                                         Financial Officer


                            GASCO PRODUCTION COMPANY



                            By: /s/ W. King Grant
                                 ----------------------------------------------
                                Name:    W. King Grant
                                Title:   Executive Vice President and Chief
                                         Financial Officer


                            RIVERBEND GAS GATHERING, LLC

                            By: Gasco Energy, Inc.
                                Its Managing Member



                            By:  /s/ W. King Grant
                                 -----------------------------------------------
                                 Name:    W. King Grant
                                 Title:   Executive Vice President and Chief
                                          Financial Officer


                            MYTON OILFIELD RENTALS, LLC

                            By: Gasco Energy, Inc.
                                Its Managing Member


                            By:    /s/ W. King Grant
                                   ---------------------------------------------
                                   Name:    W. King Grant
                                   Title:   Executive Vice President and Chief
                                            Financial Officer

                                     AGENT:

                                     JPMORGAN CHASE BANK, N.A.


                                     By:  /s/ J. Scott Fowler
                                              ---------------------------------
                                     Name:    J. Scott Fowler
                                     Title:   Vice President


                                     JPMorgan Chase Bank, N.A.
                                     Mail Code IL1-0010
                                     10 South Dearborn Street
                                     Chicago, Illinois 60603
                                     Attention:   Victor Perez
                                     Telephone: (312) 385-7066
                                     Facsimile: (312) 385-7095

                                     with a copy to:
                                     JPMorgan Chase Bank, N.A.
                                     1717 Main Street
                                     Fourth Floor
                                     Dallas, Texas 75201
                                     Attention:  J. Scott Fowler, Vice President
                                     Telephone: (214) 290-2162
                                     Facsimile: (214) 290-2332

                                   EXHIBIT "A"
                   PLACE OF BUSINESS OR CHIEF EXECUTIVE OFFICE

Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

Gasco Energy, Inc.
8 Inverness Drive East, Suite 100
Englewood, Colorado  80112

Gasco Production Company
8 Inverness Drive East, Suite 100
Englewood, Colorado  80112

Riverbend Gas Gathering, LLC
8 Inverness Drive East, Suite 100
Englewood, Colorado  80112

Myton Oilfield Rentals, LLC
8 Inverness Drive East, Suite 100
Englewood, Colorado  80112

                                   EXHIBIT "B"
                                   OTHER NAMES


-------------------------------------- ----------------------------------------
           GRANTOR                            OTHER NAMES
-------------------------------------- ----------------------------------------
-------------------------------------- ----------------------------------------
Gasco Energy, Inc                      None
-------------------------------------- ----------------------------------------
-------------------------------------- ----------------------------------------

-------------------------------------- ----------------------------------------
-------------------------------------- ----------------------------------------
Gasco Production Company               Pannonian Energy, Inc.
-------------------------------------- ----------------------------------------
-------------------------------------- ----------------------------------------

-------------------------------------- ----------------------------------------
-------------------------------------- ----------------------------------------
Riverbend Gas Gathering, LLC           None
-------------------------------------- ----------------------------------------
-------------------------------------- ----------------------------------------

-------------------------------------- ----------------------------------------
-------------------------------------- ----------------------------------------
Myton Oilfield Rentals, LLC            None
-------------------------------------- ----------------------------------------

                                   EXHIBIT "C"
                     FEDERAL EMPLOYER IDENTIFICATION NUMBER

---------------------------------------- ---------------------------------------
                          GRANTOR        FEDERAL EMPLOYER IDENTIFICATION NUMBER
---------------------------------------- --------------------------------------
---------------------------------------- --------------------------------------
Gasco Energy, Inc.                       98-0204105
---------------------------------------- --------------------------------------
---------------------------------------- --------------------------------------
Gasco Production Company                 84-1461816
---------------------------------------- --------------------------------------
---------------------------------------- --------------------------------------
Riverbend Gas Gathering, LLC             43-2049794
---------------------------------------- --------------------------------------
---------------------------------------- --------------------------------------
Myton Oilfield Rentals, LLC              20-1202389
---------------------------------------- --------------------------------------

                                   EXHIBIT "D"
                           STATE ORGANIZATION NUMBERS

---------------------------------- -------------------------------------------
                          GRANTOR                 STATE ORGANIZATION NUMBER
---------------------------------- -------------------------------------------
---------------------------------- -------------------------------------------
Gasco Energy, Inc.                 Nevada -- Organization No. C8467-1997
---------------------------------- -------------------------------------------
---------------------------------- -------------------------------------------
Gasco Production Company           Delaware - Organization No. 2899291
---------------------------------- -------------------------------------------
---------------------------------- -------------------------------------------
Riverbend Gas Gathering, LLC       Nevada -- Organization No. LLC 4273-2004
---------------------------------- -------------------------------------------
---------------------------------- -------------------------------------------
Myton Oilfield Rentals, LLC        Nevada -- Organization No. LLC 11258-2004
---------------------------------- -------------------------------------------

                                   SCHEDULE I

                           List of Pledged Securities

                              A. STOCKS:

Issuer                           Certificate Number             Number of Shares

Gasco Production Company       Certificate No. 1073 registered in      7,925,000
                                  the name of Gasco Energy, Inc.

                             B. OTHER SECURITIES OR OTHER INVESTMENT
                                PROPERTY (CERTIFICATED AND
                                UNCERTIFICATED):

Issuer                             Certificate Number         Ownership Interest

Riverbend Gas Gathering, LLC    Membership Certificate No. 001      100%
                                 registered in the name of
                                   Gasco Energy, Inc.

Myton Oilfield Rentals, LLC     Membership Certificate No. 001      100%
                                  registered in the name of
                                     Gasco Energy, Inc.

                                   SCHEDULE II

                                PLEDGE AMENDMENT


         This Pledge Amendment, dated [________________] is delivered pursuant to Section 4.5 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge and Security Agreement dated as of March 29, 2006, by and among GASCO ENERGY, INC., and each of the additional Grantors that become a party thereto and JPMORGAN CHASE BANK, N.A., a national banking association ("Agent"), as administrative agent for the Secured Parties (the "Pledge Agreement"; capitalized terms defined therein being used herein as defined therein) and that the Pledged Securities listed on this Pledge Amendment shall be deemed to be part of the Pledged Securities and shall become part of the Collateral and shall secure all Obligations.


                               [                 ]


                               By:
                                  -------------------------------
                               Name:
                                    -----------------------------
                               Title:
                                     ----------------------------

                      List of Additional Pledged Securities

                                   A. STOCKS:
Issuer                       Certificate Number                 Number of Shares




                                   B. OTHER SECURITIES OR OTHER INVESTMENT
                                      PROPERTY (CERTIFICATED AND
                                      UNCERTIFICATED):

Issuer                       Description of Collateral        Ownership Interest